Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Amended Annual Report of Nurse Solutions, Inc., a Nevada corporation (the “Company”), on Form 10-KSB for the year ending December 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Tomasz Zurawek, President/CEO/CFO of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Tomasz Zurawek

Tomasz Zurawek, President, CEO, CFO

Dated:  April 25, 2008